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                                                                  EXHIBIT (a)(7)

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                                    NETEGRITY

                             EMPLOYEE VALUE PROGRAM







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EMPLOYEE VALUE PROGRAM

- Eligibility - All option holders except Officers and members of the Board of Directors.

- Tender options granted after 12/1/99 at prices which are higher than current market price.

-    After (6) months -
                           equivalent # of New Options granted at exercise price equal to market value on new grant date.

                           new options have same vesting schedule as tendered options




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                                VESTING SCHEDULE


Same vesting schedule as tendered shares


EXAMPLE 1:

Original Grant 5/31/00, Employee tendered the options

      WOULD HAVE vested on:          5/31/01,    5/31/02,    5/31/03,    5/31/04

New Option grant during the week of 3/11/02

      VESTS on same dates:           5/31/01*,   5/31/02,    5/31/03,    5/31/04




* Therefore, when New Options are granted, 1/4 is vested and remainder will vest on original schedule.


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                                VESTING SCHEDULE


Same vesting schedule as tendered shares


EXAMPLE 2:

Original Grant 12/15/99, Employee tendered the options

       WOULD HAVE vested on:      12/15/00,    12/15/01,    12/15/02,   12/15/03

During the week of 3/11/02, New Option grant

       vests on same dates:       12/15/00*,   12/15/01*,   12/15/02,   12/15/03




* Therefore, when New Options are granted, 50% are vested and remainder vests on original schedule.


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                               WHAT ARE THE RULES?


-    Tender options awarded on or after December 1, 1999.

-    Tender all, or portion, of the options.

-    Must be employed by Netegrity when New Options are issued.

-    Cannot issue new options for 6 months to any person who tenders options.

- If more than one grant of options after December 1, 1999, special rule applies.



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SPECIAL RULE FOR MULTIPLE OPTIONS


- If tendering an eligible grant, also must tender any grant awarded after 2/1/01, if at a lower price.

     EXAMPLE:


-    1st grant, 5/2000, 500 shares @ $50

-    2nd grant, 5/2001, 1,000 shares @ $38

-    If tender 1st grant, must tender 2nd grant


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                                   THE PROCESS


- Review your option portfolio, do you want to tender all/portion of eligible options?

- If decide to tender, complete and return the agreement by midnight, 9/7/01 (Boston time).

-    On 9/9/01, Netegrity will cancel options.

-    During week of 3/11/02, New Options granted.


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                                 IMPORTANT DATES


--------------------------------------------------------------------------------
WHEN                                            WHAT
--------------------------------------------------------------------------------
August 9, 2001                                  Employee Value Program commences
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Week of August 13, 2001                         Employee meetings and webinars
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September 7, 2001 - Midnight                    Cutoff for paperwork
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Week of March 11, 2002                          New Options issued
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                               POINTS TO CONSIDER


- A personal decision. What is "right" for you may not be "right" for colleagues.

-    Netegrity cannot advise you.

-    There is no way to predict the price of the stock in March 2002.

-    You may decide to turn in all or a portion of your eligible options.


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                                     EXAMPLE


-    Original Option - February 6, 2000 - 3,750 shares at $57.00/share
     (post-split)

-    Shares vest 25% on 2/6/01, `02, `03, `04

-    As of July 2001, 937 shares were vested

-    If tendered, replacement shares issued week of 3/11/02

-    Market price on Sept. 1 is $32.88 (example only)

-    QUESTIONS TO ASK:

     1.   DO I THINK THE MARKET PRICE WILL RISE/FALL?

     2.   SHOULD I TENDER SOME AND KEEP SOME?

     3.   SINCE 937 SHARES ARE VESTED, SHOULD I CANCEL THOSE OR KEEP THEM?



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                                     EXAMPLE


-    Original Option       - May 2000 - 500 shares at $50.00/share
                           - May 2001 - 1,000 shares at $38/share

-    Market Price on Sept. 1 is $32.88 (example only)

-    QUESTIONS

     1. If I decide to tender the May 2000 grant, am I prepared to surrender/sacrifice the lower priced grant?

          (YOU WOULD BE REQUIRED TO DO SO, IF YOU TENDER THE MAY 2000 GRANT.)

     2. If I decide to tender the May 2001 grant, how will that impact the May 2000 grant?

          YOUR DECISION TO TENDER THE MAY 2001 GRANT WILL NOT IMPACT YOUR DECISION ON THE MAY 2000 GRANT.